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Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2015 RESULTS AND RAISES FULL YEAR GUIDANCE
BETHESDA, Maryland, Friday, May 8, 2015 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $150.78, an increase of 7.9% from the comparable period of 2014.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 25.41%, an increase of 140 basis points from 2014.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $52.3 million, an increase of 13.6% from 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $48.5 million, an increase of 30.0% from 2014.

•	Adjusted FFO: Adjusted FFO was $37.7 million and Adjusted FFO per diluted share was $0.19.

•	Shorebreak Hotel: The Company acquired the Shorebreak Hotel, a 157-room boutique hotel in Huntington Beach, California, for $58.5 million in February 2015.

•	Dividends: The Company declared a dividend of $0.125 per share during the first quarter, which was paid on April 10, 2015.
Recent Developments

•	Hotel Refinancing: The Company refinanced the Renaissance Worthington in April 2015 with a new 10-year $85 million mortgage bearing interest at a fixed rate of 3.66%.

•
Hotel Rebranding: The Company today announced that it plans to rebrand the hotel currently named the Conrad Chicago to join Starwood's Luxury Collection. The hotel will be managed by a third party pursuant to a franchise agreement.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our portfolio performed well overall during the first quarter, especially our most recent acquisitions, which are all ahead of our underwriting. Eleven of our hotels generated double-digit RevPAR growth during the quarter and our focused asset management initiatives drove meaningful margin expansion. Additionally, we expect to be able to utilize the current favorable interest rate environment to refinance a number of our hotels over the next year to significantly reduce our annual interest expense.”

Operating Results
Discussions of “Pro Forma” assumes the Company owned each of its 28 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, since the hotel opened for business on September 1, 2014. Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended March 31, 2015, the Company reported the following:

	First Quarter
	2015	2014	Change
Pro Forma ADR	$199.45	$191.28	4.3%
Pro Forma Occupancy	75.6%	73.1%	2.5 percentage points
Pro Forma RevPAR	$150.78	$139.75	7.9%
Pro Forma Hotel Adjusted EBITDA Margin	25.41%	24.01%	140 basis points
Adjusted EBITDA	$48.5 million	$37.3 million	$11.2 million
Adjusted FFO	$37.7 million	$29.5 million	$8.2 million
Adjusted FFO per diluted share	$0.19	$0.15	$0.04

Shorebreak Hotel Acquisition
The Company acquired the 157-room Shorebreak Hotel, a lifestyle hotel located beachfront in Southern California for $58.5 million on February 6, 2015. The purchase price now represents a 12.4 multiple on projected 2015 Hotel Adjusted EBITDA, which is ahead of our underwriting. In conjunction with the acquisition, the Company engaged Kimpton Hotel and Restaurant Group to operate the hotel.
ATM Equity Offering Program

The Company sold 524,606 shares of its common stock under its at-the-market ("ATM") equity offering program at an average price of $15.18 for net proceeds of $7.8 million during the first week of 2015. The Company has not sold any additional shares under the ATM program since the first week of 2015.

Hotel Financing Activity
The Company entered into a new $85 million mortgage loan secured by the Renaissance Worthington in April 2015. The new loan has a term of 10 years and bears interest at a fixed rate of 3.66%. The new loan is interest-only for the first two years after which principal will amortize over 30 years. The hotel was previously encumbered by a $52.6 million mortgage loan bearing interest at 5.4%
During the first quarter, the Company notified the lender that it intends to prepay the mortgage loan secured by the Frenchman's Reef & Morning Star Marriott Beach Resort in May 2015. The loan bears interest at a fixed rate of 5.44% and had an outstanding principal balance of $56.3 million as of March 31, 2015. The Company expects to prepay the loan with excess proceeds from the Renaissance Worthington refinancing and corporate cash on hand.
The Company currently expects to refinance the mortgage loan secured by the JW Marriott Denver at Cherry Creek during the second quarter, which represents the Company's 2015 final loan maturity. The existing loan, which was assumed when the Company acquired the hotel in 2011, bears interest at a fixed rate of 6.47% and had an outstanding principal balance of $38.4 million as of March 31, 2015.
The Company expects to have 16 of its 28 hotels unencumbered by debt by the end of the second quarter of 2015.

Hotel Rebranding

The Company plans to rebrand the hotel currently known as the Conrad Chicago to join Starwood's Luxury Collection during the third quarter of 2015. The Company has engaged a respected third-party manager to manage the hotel upon conversion to the Luxury Collection.

Capital Expenditures

The Company currently expects to spend approximately $85 million on capital improvements at its hotels in 2015. Significant projects include the following:

•
Hilton Boston Downtown: The Company renovated approximately 90 rooms at the hotel, creating an incremental 41 guest rooms, as a return on investment project. The project is substantially complete and, as expected, negatively impacted the Company's Pro Forma RevPAR growth during the first quarter by approximately 50 basis points.

•
Chicago Marriott Downtown: The Company is planning to complete a multi-year guest room renovation at the hotel. Marriott is contributing to the cost of the renovation through an amendment to the hotel's management agreement to reduce management fees for the remaining term of the management agreement. The amendment is expected to reduce management fees by approximately $1.8 million in 2015. The first phase of the guest room renovation, which consisted of 200 rooms, including all 25 suites, was successfully completed during the first quarter of 2015. The Company also added Marriott's new prototype F&B grab-and-go outlet in the hotel's lobby. The second phase of the guest room renovation will be completed during the seasonally slow winter months over the next three years and is not expected to result in material disruption.

•	The Lodge at Sonoma: The Company expects to renovate the guest rooms at the hotel during the seasonally slow winter months of late 2015 and early 2016.

•
Luxury Collection Hotel Chicago: The Company expects to renovate and reposition the hotel currently known as the Conrad Chicago during the next two seasonally slow winter seasons in connection with the rebranding. The Company is currently finalizing the cost and timing of this project.

The Company spent approximately $20.0 million on capital improvements during the quarter ended March 31, 2015, primarily related to the addition of 41 rooms at the Hilton Boston Downtown and the first phase of guest room renovation at the Chicago Marriott Downtown.
Balance Sheet
As of March 31, 2015, the Company had $87.2 million of unrestricted cash on hand and approximately $1.0 billion of total debt, which consisted solely of property-specific mortgage debt and no outstanding borrowings on the Company's $200 million senior unsecured credit facility.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of March 31, 2015. The dividend was paid on April 10, 2015 and represents a 22% increase over the prior quarterly dividend.

Outlook and Guidance
The Company has provided annual guidance for 2015, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR and Pro Forma Hotel Adjusted EBITDA margin growth assume that all of the Company's 28 hotels were owned since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central until September 1, 2015, since the hotel opened on September 1, 2014.

The Company is increasing its full year 2015 guidance to reflect first quarter performance. The Company now expects its full year 2015 results to be as follows:

	Previous Guidance		Current Guidance
Metric	Low End	High End	Low End	High End

Pro Forma RevPAR Growth	6 percent	7 percent	6 percent	7 percent
Adjusted EBITDA	$262 million	$272 million	$264 million	$274 million
Adjusted FFO	$201 million	$207 million	$201 million	$206 million
Adjusted FFO per share (based on 201 million shares)	$1.00 per share	$1.03 per share	$1.00 per share	$1.02 per share

The midpoint of the guidance range above implies Pro Forma Hotel Adjusted EBITDA margin growth in the range of 100 to 150 basis points. In addition, the Company expects the following:

•	Corporate expenses of $23.5 million to $24.0 million, which is in line with previous guidance;

•	Income tax expense of $10.4 million to $15.6 million, which has increased from previous guidance as a result of hotel outperformance;

•	Interest expense of $52.3 million to $52.5 million, which assumes the completion of the refinancing of the Company's 2015 debt maturities; and

•	Depreciation expense of $97 million to $98 million

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2014. The operating information assumes that all of the Company's 28 hotels containing 10,709 rooms were owned since January 1, 2014, with the exception of the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

	Quarter 1, 2014	Quarter 2, 2014	Quarter 3, 2014	Quarter 4, 2014	Full Year 2014
ADR	$191.28	$209.00	$207.39	$214.89	$206.01
Occupancy	73.1%	83.1%	83.6%	75.7%	78.9%
RevPAR	$139.75	$173.75	$173.35	$162.59	$162.48
Revenues (in thousands)	$191,616	$229,385	$224,300	$220,130	$865,431
Hotel Adjusted EBITDA (in thousands)	$46,011	$75,368	$69,935	$66,005	$257,319
% of full Year	17.9%	29.3%	27.2%	25.6%	100.0%
Hotel Adjusted EBITDA Margin	24.01%	32.86%	31.18%	29.98%	29.73%
Available Rooms	936,270	946,673	965,536	983,020	3,831,499
Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, May 8, 2015, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-953-6858 (for domestic callers) or 617-399-3482 (for international callers). The participant passcode is 23025941. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 28 premium quality hotels with over 10,700 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Property and equipment, net	$2,816,015	$2,764,393
Deferred financing costs, net	7,738	8,023
Restricted cash	61,817	74,730
Due from hotel managers	88,561	79,827
Favorable lease assets, net	33,338	34,274
Prepaid and other assets (1)	52,040	52,739
Cash and cash equivalents	87,155	144,365
Total assets	$3,146,664	$3,158,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,034,660	$1,038,330
Senior unsecured credit facility	—	—
Total debt	1,034,660	1,038,330

Deferred income related to key money, net	21,294	21,561
Unfavorable contract liabilities, net	76,101	76,220
Due to hotel managers	62,636	59,169
Dividends declared and unpaid	25,414	20,922
Accounts payable and accrued expenses (2)	105,872	113,162
Total other liabilities	291,317	291,034
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,711,085 and 199,964,041 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	2,007	2,000
Additional paid-in capital	2,052,091	2,045,755
Accumulated deficit	(233,411)	(218,768)
Total stockholders’ equity	1,820,687	1,828,987
Total liabilities and stockholders’ equity	$3,146,664	$3,158,351

(1) Includes $40.5 million of deferred tax assets, $5.0 million of prepaid expenses and $6.5 million of other assets as of March 31, 2015.
(2) Includes $66.1 million of deferred ground rent, $17.2 million of deferred tax liabilities, $10.3 million of accrued property taxes, $4.6 million of accrued capital expenditures and $7.7 million of other accrued liabilities as of March 31, 2015.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rooms	$144,637	$129,736
Food and beverage	52,333	48,611
Other	11,918	11,737
Total revenues	208,888	190,084
Operating Expenses:
Rooms	38,464	38,105
Food and beverage	35,547	34,500
Management fees	6,201	5,293
Other hotel expenses	76,505	72,476
Depreciation and amortization	24,337	25,123
Hotel acquisition costs	232	—
Corporate expenses	5,410	5,188
Gain on insurance proceeds	—	(663)
Impairment of favorable lease asset	786	—
Total operating expenses	187,482	180,022
Operating income	21,406	10,062

Interest income	(90)	(1,652)
Interest expense	13,219	14,525
Other income, net	(38)	—
Total other expenses, net	13,091	12,873
Income (loss) before income taxes	8,315	(2,811)
Income tax benefit	2,326	6,848
Net income	$10,641	$4,037
Earnings per share:
Basic and diluted earnings per share	$0.05	$0.02

Weighted-average number of common shares outstanding:
Basic	200,645,518	195,623,959
Diluted	201,122,233	196,405,055

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contract assets and liabilities recorded in conjunction with certain acquisitions. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•	Allerton Loan: We exclude the gain from the prepayment of the loan in 2014.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, hotel pre-opening costs, hotel manager transition costs, contract termination fees, severance costs, gains or losses from legal settlements, bargain purchase gains, and insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and any fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2015	2014
Net income	$10,641	$4,037
Interest expense	13,219	14,525
Income tax benefit	(2,326)	(6,848)
Real estate related depreciation and amortization	24,337	25,123
EBITDA	45,871	36,837
Non-cash ground rent	1,507	1,696
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(353)
Impairment of favorable lease asset	786	—
Gain on insurance proceeds	—	(663)
Reversal of previously recognized Allerton income	—	(291)
Hotel acquisition costs	232	36
Hotel manager transition and pre-opening costs (1)	467	14
Adjusted EBITDA	$48,510	$37,276

(1)	Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$96,714	$102,714
Interest expense	52,500	52,300
Income tax expense	10,400	15,600
Real estate related depreciation and amortization	98,000	97,000
EBITDA	257,614	267,614
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Impairment of favorable lease asset	786	786
Hotel acquisition costs	300	300
Hotel manager transition and pre-opening costs	1,000	1,000
Adjusted EBITDA	$264,000	$274,000

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,

	2015	2014
Net income	$10,641	$4,037
Real estate related depreciation and amortization	24,337	25,123
Impairment of favorable lease asset	786	—
FFO	35,764	29,160
Non-cash ground rent	1,507	1,696
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(353)
Gain on insurance proceeds	—	(663)
Hotel acquisition costs	232	36
Hotel manager transition and pre-opening costs (1)	467	14
Reversal of previously recognized Allerton income	—	(291)
Fair value adjustments to debt instruments	80	(85)
Adjusted FFO	$37,697	$29,514
Adjusted FFO per diluted share	$0.19	$0.15

(1)	Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$96,714	$102,714
Real estate related depreciation and amortization	98,000	97,000
Impairment of favorable lease asset	786	786
FFO	195,500	200,500
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,400)	(1,400)
Hotel acquisition costs	300	300
Hotel manager transition and pre-opening costs	1,000	1,000
Fair value adjustments to debt instruments	(100)	(100)
Adjusted FFO	$201,000	$206,000
Adjusted FFO per diluted share	$1.00	$1.02

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(unaudited and in thousands)

	Three Months Ended March 31,
	2015	2014	% Change

ADR	$199.45	$191.28	4.3%
Occupancy	75.6%	73.1%	2.5%
RevPAR	$150.78	$139.75	7.9%

Revenues:
Rooms	$141,166	$130,847	7.9%
Food and beverage	52,658	49,506	6.4%
Other	11,890	11,263	5.6%
Total revenues	205,714	191,616	7.4%
Operating Expenses:
Rooms departmental expenses	$37,580	$36,421	3.2%
Food and beverage departmental expenses	35,852	34,295	4.5%
Other direct departmental	4,436	5,119	(13.3)%
General and administrative	17,208	15,917	8.1%
Utilities	7,063	7,209	(2.0)%
Repairs and maintenance	8,978	8,975	—%
Sales and marketing	15,143	13,485	12.3%
Franchise fees	4,437	3,308	34.1%
Base management fees	5,011	4,863	3.0%
Incentive management fees	1,100	565	94.7%
Property taxes	10,937	10,277	6.4%
Ground rent	3,782	3,742	1.1%
Other fixed expenses	3,072	2,665	15.3%
Hotel manager transition and pre-opening costs	467	14	3,236%
Total hotel operating expenses	$155,066	$146,855	5.6%
Hotel EBITDA	50,648	44,761	13.2%
Non-cash ground rent	1,507	1,589	(5.2)%
Non-cash amortization of unfavorable contract liabilities	(353)	(353)	—%
Hotel manager transition and pre-opening costs (2)	467	14	3,236%
Hotel Adjusted EBITDA	$52,269	$46,011	13.6%

(1)	Pro forma assumes the Company owned each of its 28 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, since the hotel opened for business on September 1, 2014.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of March 31, 2015
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2015 closing price of $14.13/share)	$2,844,161
Consolidated debt	1,034,660
Cash and cash equivalents	(87,155)
Total enterprise value	$3,791,666
Share Reconciliation

Common shares outstanding	200,711
Unvested restricted stock held by management and employees	475
Share grants under deferred compensation plan held by directors	99
Combined shares outstanding	201,285

Debt Summary as of March 31, 2015
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
JW Marriott Denver at Cherry Creek	6.47%	Fixed	$38,354	July 2015
Renaissance Worthington (1)	5.40%	Fixed	52,605	July 2015
Frenchman’s Reef & Morning Star Marriott Beach Resort	5.44%	Fixed	56,306	August 2015
Orlando Airport Marriott	5.68%	Fixed	55,693	January 2016
Chicago Marriott Downtown Magnificent Mile	5.98%	Fixed	204,280	April 2016
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	48,798	June 2016
Marriott Salt Lake City Downtown	4.25%	Fixed	61,096	November 2020
Hilton Minneapolis	5.46%	Fixed	92,337	May 2021
Westin Washington D.C. City Center	3.99%	Fixed	70,168	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	29,959	April 2023
Westin San Diego	3.94%	Fixed	68,606	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	86,000	August 2024
Total Weighted-Average Interest Fixed Rate Debt	5.28%		$864,202

Lexington Hotel New York	LIBOR + 2.25	Variable	170,368	October 2017 (2)
Debt premium (3)			90
Total mortgage debt			$1,034,660
Senior unsecured credit facility	LIBOR + 1.90	Variable	—	January 2017 (4)
Total debt			$1,034,660
Total Weighted-Average Interest Rate	4.82%
(1) Prepaid in April 2015.
(2) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(3) Recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek.
(4) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Pro Forma Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2015	1Q 2014	B/(W)	1Q 2015	1Q 2014	B/(W)	1Q 2015	1Q 2014	B/(W)	1Q 2015	1Q 2014	B/(W)
Atlanta Alpharetta Marriott	$174.77	$171.40	2.0%	68.3%	67.1%	1.2%	$119.30	$115.01	3.7%	36.14%	35.13%	101 bps
Bethesda Marriott Suites	$169.81	$165.22	2.8%	56.7%	54.9%	1.8%	$96.20	$90.66	6.1%	20.12%	17.56%	256 bps
Boston Westin	$204.26	$189.65	7.7%	72.8%	65.0%	7.8%	$148.73	$123.19	20.7%	20.37%	12.49%	788 bps
Hilton Boston Downtown	$207.50	$179.94	15.3%	68.7%	82.8%	(14.1)%	$142.59	$148.96	(4.3)%	14.49%	18.50%	-401 bps
Hilton Burlington	$130.09	$118.80	9.5%	63.0%	64.1%	(1.1)%	$81.99	$76.21	7.6%	21.19%	22.60%	-141 bps
Renaissance Charleston	$195.94	$181.31	8.1%	89.7%	87.6%	2.1%	$175.71	$158.78	10.7%	30.25%	29.31%	94 bps
Hilton Garden Inn Chelsea	$161.81	$174.12	(7.1)%	87.7%	91.5%	(3.8)%	$141.96	$159.26	(10.9)%	9.84%	27.21%	-1737 bps
Chicago Marriott	$166.30	$157.63	5.5%	57.2%	57.9%	(0.7)%	$95.07	$91.31	4.1%	(3.57)%	1.46%	-503 bps
Chicago Conrad	$172.24	$163.84	5.1%	63.4%	71.8%	(8.4)%	$109.14	$117.67	(7.2)%	(3.99)%	4.97%	-896 bps
Courtyard Denver Downtown	$188.54	$173.63	8.6%	75.1%	81.3%	(6.2)%	$141.56	$141.23	0.2%	42.73%	43.00%	-27 bps
Courtyard Fifth Avenue	$212.12	$219.61	(3.4)%	83.8%	84.8%	(1.0)%	$177.79	$186.13	(4.5)%	0.37%	4.42%	-405 bps
Courtyard Midtown East	$209.10	$221.21	(5.5)%	85.1%	86.5%	(1.4)%	$178.01	$191.30	(6.9)%	11.64%	18.22%	-658 bps
Fort Lauderdale Westin	$228.38	$229.54	(0.5)%	96.8%	91.2%	5.6%	$221.18	$209.39	5.6%	41.45%	34.87%	658 bps
Frenchman's Reef	$332.10	$327.97	1.3%	89.6%	91.3%	(1.7)%	$297.45	$299.47	(0.7)%	33.68%	35.23%	-155 bps
JW Marriott Denver Cherry Creek	$259.25	$235.98	9.9%	74.2%	79.2%	(5.0)%	$192.29	$186.97	2.8%	27.34%	29.29%	-195 bps
Inn at Key West	$283.02	$252.32	12.2%	94.3%	95.4%	(1.1)%	$266.88	$240.68	10.9%	62.73%	62.98%	-25 bps
Lexington Hotel New York	$179.33	$186.43	(3.8)%	89.0%	80.8%	8.2%	$159.68	$150.69	6.0%	4.76%	5.68%	-92 bps
Hilton Minneapolis	$122.27	$114.31	7.0%	66.5%	56.8%	9.7%	$81.33	$64.91	25.3%	6.93%	3.96%	297 bps
Orlando Airport Marriott	$140.54	$120.93	16.2%	89.8%	90.9%	(1.1)%	$126.23	$109.91	14.8%	40.34%	35.93%	441 bps
Hotel Rex	$227.49	$183.18	24.2%	78.1%	78.3%	(0.2)%	$177.74	$143.39	24.0%	29.64%	23.33%	631 bps
Salt Lake City Marriott	$159.39	$146.86	8.5%	73.3%	67.2%	6.1%	$116.76	$98.70	18.3%	34.62%	30.67%	395 bps
Shorebreak	$205.58	$185.57	10.8%	79.2%	77.9%	1.3%	$162.72	$144.48	12.6%	21.27%	21.24%	3 bps
The Lodge at Sonoma	$214.81	$208.74	2.9%	74.7%	58.8%	15.9%	$160.45	$122.73	30.7%	14.63%	6.94%	769 bps
Hilton Garden Inn Times Square Central	$180.70	N/A	N/A	94.1%	N/A	N/A	$170.12	N/A	N/A	34.84%	N/A	N/A
Vail Marriott	$391.28	$376.44	3.9%	91.5%	86.7%	4.8%	$357.99	$326.43	9.7%	51.19%	49.10%	209 bps
Westin San Diego	$187.69	$163.92	14.5%	81.2%	82.0%	(0.8)%	$152.44	$134.43	13.4%	35.42%	30.53%	489 bps
Westin Washington D.C. City Center	$206.96	$206.03	0.5%	72.7%	54.3%	18.4%	$150.50	$111.81	34.6%	26.49%	17.61%	888 bps
Renaissance Worthington	$183.43	$179.48	2.2%	74.7%	72.0%	2.7%	$136.96	$129.28	5.9%	38.46%	35.92%	254 bps
Pro Forma Total (1)	$199.45	$191.28	4.3%	75.6%	73.1%	2.5%	$150.78	$139.75	7.9%	25.41%	24.01%	140 bps

(1) Assumes we owned each of our 28 hotels (10,709 rooms) since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms), which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	First Quarter 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,864	$1,365	$393	$—	$—	$1,758
Bethesda Marriott Suites	$3,325	$(1,261)	$389	$—	$1,541	$669
Boston Westin	$20,093	$1,846	$2,245	$—	$2	$4,093
Hilton Boston Downtown	$5,260	$(365)	$1,085	$—	$42	$762
Hilton Burlington	$2,629	$82	$452	$—	$23	$557
Renaissance Charleston	$3,150	$593	$392	$—	$(32)	$953
Hilton Garden Inn Chelsea	$2,256	$(140)	$362	$—	$—	$222
Chicago Marriott	$16,099	$(4,877)	$1,563	$3,136	$(397)	$(575)
Chicago Conrad	$4,058	$(1,031)	$869	$—	$—	$(162)
Courtyard Denver Downtown	$2,427	$754	$283	$—	$—	$1,037
Courtyard Fifth Avenue	$2,994	$(1,311)	$448	$822	$52	$11
Courtyard Midtown East	$5,302	$(1,066)	$685	$998	$—	$617
Fort Lauderdale Westin	$15,154	$5,155	$1,127	$—	—	$6,282
Frenchman's Reef	$21,070	$4,736	$1,570	$790	$—	$7,096
JW Marriott Denver Cherry Creek	$5,637	$454	$529	$558	$—	$1,541
Inn at Key West	$2,860	$1,621	$173	$—	$—	$1,794
Lexington Hotel New York	$11,323	$(4,190)	$3,329	$1,370	$30	$539
Minneapolis Hilton	$9,769	$(2,753)	$2,347	$1,285	$(202)	$677
Orlando Airport Marriott	$8,683	$2,146	$561	$796	$—	$3,503
Hotel Rex	$1,714	$366	$142	$—	$—	$508
Salt Lake City Marriott	$7,435	$1,165	$737	$672	$—	$2,574
Shorebreak	$3,254	$459	$233	$—	—	$692
The Lodge at Sonoma	$5,453	$119	$376	$303	$—	$798
Hilton Garden Inn Times Square Central	$4,432	$767	$777	$—	$—	$1,544
Vail Marriott	$14,581	$6,979	$485	$—	$—	$7,464
Westin San Diego	$9,049	$1,460	$1,015	$684	$46	$3,205
Westin Washington D.C. City Center	$6,851	$(162)	$1,190	$740	$47	$1,815
Renaissance Worthington	$10,424	$2,706	$580	$721	$2	$4,009
Pro Forma Total (2)	$205,714	$14,850	$23,560	$12,875	$1,154	$52,269
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.
(2) Assumes we owned each of our 28 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	First Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,583	$1,207	$403	$—	$—	$1,610
Bethesda Marriott Suites	$3,150	$(1,360)	$363	$—	$1,550	$553
Boston Westin	$16,383	$(151)	$2,195	$—	$2	$2,046
Hilton Boston Downtown	$5,458	$(143)	$1,111	$—	$42	$1,010
Hilton Burlington	$2,412	$71	$451	$—	$23	$545
Renaissance Charleston	$2,961	$502	$398	$—	$(32)	$868
Hilton Garden Inn Chelsea	$2,536	$199	$491	$—	$—	$690
Chicago Marriott	$16,457	$(5,650)	$3,115	$3,172	$(397)	$240
Chicago Conrad	$4,563	$(723)	$950	$—	$—	$227
Courtyard Denver Downtown	$2,407	$765	$270	$—	$—	$1,035
Courtyard Fifth Avenue	$3,119	$(1,176)	$430	$832	$52	$138
Courtyard Midtown East	$5,669	$(631)	$690	$974	$—	$1,033
Fort Lauderdale Westin	$14,695	$4,029	$1,095	$—	$—	$5,124
Frenchman's Reef	$22,348	$5,554	$1,514	$805	$—	$7,873
JW Marriott Denver Cherry Creek	$5,217	$437	$514	$577	$—	$1,528
Inn at Key West	$2,507	$1,417	$162	$—	$—	$1,579
Lexington Hotel New York	$10,663	$(4,414)	$3,261	$1,728	$31	$606
Minneapolis Hilton	$8,641	$(3,085)	$2,241	$1,315	$(129)	$342
Orlando Airport Marriott	$6,960	$1,066	$627	$808	$—	$2,501
Hotel Rex	$1,423	$111	$221	$—	$—	$332
Salt Lake City Marriott	$6,994	$699	$760	$686	$—	$2,145
Shorebreak	$3,140	$202	$465	$—	—	$667
The Lodge at Sonoma	$3,804	$(427)	$383	$308	$—	$264
Vail Marriott	$13,487	$6,095	$527	$—	$—	$6,622
Westin San Diego	$7,272	$389	$1,088	$697	$46	$2,220
Westin Washington D.C. City Center	$5,257	$(994)	$1,115	$758	$47	$926
Renaissance Worthington	$9,510	$2,035	$645	$734	$2	$3,416
Pro Forma Total (2)	$191,616	$6,024	$25,485	$13,394	$1,237	$46,011

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes we owned each of the above hotels since January 1, 2014.